Exhibit 16

Exhibit 16. Letter from Aronson & Company

March 6, 2004

United States Securities and Exchange Commission

Judiciary Plaza

450 Fifth Street, N.W.

Washington, D.C. 20549

Re: Mega Group, Inc.

Ladies and Gentlemen:

This letter will confirm that we have reviewed Item 4 of the Company’s Form 8-K dated February 26, 2004 captioned “Changes in Registrant’s Certifying Accountant” and that we agree with the statements made therein as they relate to us.

Dated this 6th day of March, 2004.

Sincerely,

Aronson & Company